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                                                                    Exhibit 3.21

                              CERTIFICATE OF MERGER

                                       OF

                         USA MOBILE COMMUNICATIONS, INC.
                          (A WEST VIRGINIA CORPORATION)

                          Q MEDIA COMPANY-PAGING, INC.
                            (A DELAWARE CORPORATION)

                          Q MEDIA PAGING-ALABAMA, INC.
                            (A DELAWARE CORPORATION)

                          PREMIERE PAGE OF KANSAS, INC.
                             (A KANSAS CORPORATION)

                          Q MEDIA COMPANY PAGING, INC.
                             (A KANSAS CORPORATION)

                            W.Q. COMMUNICATIONS, INC.
                             (A KANSAS CORPORATION)

                            PCI HOLDING COMPANY, INC.
                          (A PENNSYLVANIA CORPORATION)

                        PROFESSIONAL COMMUNICATIONS, INC.
                          (A PENNSYLVANIA CORPORATION)

                         PROFESSIONAL ELECTRONICS, INC.
                          (A PENNSYLVANIA CORPORATION)

                                  WITH AND INTO

                       USA MOBILE COMMUNICATIONS, INC. III
                            (A DELAWARE CORPORATION)

         USA Mobile Communications, Inc. III, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST : That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


  Name                                              State of Incorporation
  ----                                              ----------------------

  USA Mobile Communications, Inc.  III              Delaware

  USA Mobile Communications, Inc.                   West Virginia


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  Q Media Company-Paging, Inc.                      Delaware

  Q Media Paging-Alabama, Inc.                      Delaware

  Premiere Page of Kansas, Inc.                     Kansas

  Q Media Company Paging, Inc.                      Kansas

  W.Q.  Communications, Inc.                        Kansas

  PCI Holding Company, Inc.                         Pennsylvania

  Professional Communications, Inc.                 Pennsylvania

  Professional Electronics, Inc.                    Pennsylvania



         SECOND : That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware. The Merger Agreement provides that the merger of Q Media Paging-Alabama, Inc., a Delaware corporation, into USA Mobile Communications, Inc. III, a Delaware corporation ("USAM III"), shall be deemed to immediately precede the merger of Q Media Company Paging, Inc., a Delaware corporation, into USAM III, and that the merger of PCI Holding Company, Inc., a Pennsylvania corporation, into USAM III shall be deemed to immediately precede the merger of each of Professional Communications, Inc. and Professional Electronics, Inc., each a Pennsylvania corporation, into USAM III.

         THIRD : That the name of the surviving corporation of the merger is USA Mobile Communications, Inc. III.


         FOURTH : That the Certificate of Incorporation of USA Mobile Communications, Inc. III, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.


         FIFTH : That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 1800 West Park Drive, Suite 250, Westborough, MA 01581.


         SIXTH : That a copy of the Merger Agreement will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.


         SEVENTH : That the authorized capital stock of each constituent corporation which is not organized and existing under and by virtue of the General Corporation Law of the State of Delaware is as follows:


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
                                                                                     Number of
      Corporation                                     Class                            Shares           Par Value
      -----------                                     -----                            ------           ---------
      USA Mobile Communications, Inc.                 Common                            200               No Par

      Premiere Page of Kansas, Inc.                   Class A Non-Voting
                                                      Common                           7,500              $1.00
                                                      Class A Voting Common            7,500              $1.00
                                                      Class B Non-Voting
                                                      Common                           44,500             $1.00
                                                      Class B Voting Common            44,500             $1.00
                                                      Class C Common                   48,000             $1.00

      Q Media Company Paging, Inc.                    Class A Non-Voting
                                                      Common                           7,500              $1.00
                                                      Class A Voting Common            7,500              $1.00
                                                      Class B Non-Voting
                                                      Common                           44,500             $1.00
                                                      Class B Voting Common            44,500             $1.00
                                                      Class C Voting Common            48,000             $1.00

      W.Q. Communications, Inc.                       Class A Common                   7,500              $1.00
                                                      Class B Common                   44,500             $1.00
                                                      Class C Common                   48,000             $1.00

      PCI Holding Company, Inc.                       Common                           10,000             $1.00

      Professional Communications. Inc.               Common                           2,500              $10.00

      Professional Electronics, Inc.                  Common                            100              $100.00


         EIGHTH: That this Certificate of Merger shall be effective upon filing.


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         IN WITNESS WHEREOF, USA Mobile Communications, Inc. III has caused this
Certificate to be executed by its Chief Executive Officer this 29th day of June, 1998.

                                       USA MOBILE COMMUNICATIONS, INC. III
                                       (a Delaware corporation)


                                       By: /s/ C. Edward Baker, Jr.
                                         -------------------------------
                                            C. Edward Baker, Jr.
                                            Chief Executive Officer